Exhibit 99.1

ALTRIA ANNOUNCES CASH TENDER OFFER

FOR A PORTION OF ITS LONG-TERM DEBT

¡	Altria commences a $2.0 billion cash tender offer, in connection with which it expects to record a one-time, pre-tax charge of approximately $1.1 billion, or $0.35 per share, against reported earnings in the fourth quarter of 2013.
¡	Altria also commences an offering for new senior unsecured debt.
¡	Altria revises its guidance for 2013 full-year reported diluted earnings per share (EPS) from a range of $2.57 to $2.62 to a range of $2.22 to $2.27, reflecting the impact of the estimated one-time charge related to the cash tender offer.
¡	Altria reaffirms its guidance for 2013 full-year adjusted diluted EPS to be in a range of $2.36 to $2.41, representing a growth rate of 7% to 9% from an adjusted diluted EPS base of $2.21 in 2012.

RICHMOND, Va. - October 28, 2013 – Altria Group, Inc. (Altria) (NYSE: MO) today announced that it is commencing a cash tender offer for up to $2,000,000,000 aggregate principal amount (the “Tender Cap”) of its senior unsecured notes identified in the table below (the “Notes”). Concurrently, Altria is commencing an underwritten public offering of new senior unsecured notes (the “New Notes”). Altria expects these transactions to reduce the weighted average coupon rate and future interest expense and extend the weighted average maturity of its consolidated debt.

The terms and conditions of the tender offer are described in the Offer to Purchase, dated October 28, 2013, and the related Letter of Transmittal. The following table sets forth the Notes subject to the tender offer and certain information relating to pricing for the tender offer.

Title of Securities	CUSIP Number	Outstanding Principal Amount	Acceptance Priority Level	Aggregate Maximum Purchase Sublimit*	Early Tender Payment**	U.S. Treasury Reference Security	Fixed Spread (bps)	Bloomberg Reference Page

9.950% Notes due 2038	02209SAE3	$1,500,000,000			$30	2.875% due 05/15/2043	198	FIT1

			1	$1,500,000,000

10.200% Notes due 2039	02209SAH6	$1,500,000,000			$30	2.875% due 05/15/2043	198	FIT1

9.700% Notes due 2018	02209SAD5	$1,949,308,000			$30	1.375% due 09/30/2018	95	FIT1

			2	Not Applicable

9.250% Notes due 2019	02209SAJ2	$1,350,692,000			$30	1.375% due 09/30/2018	135	FIT1

*	Applies to the aggregate principal amount of Notes with Acceptance Priority Level 1.
**	Per $1,000 principal amount of Notes validly tendered and not validly withdrawn at or prior to the Early Tender Deadline and accepted for purchase.

The amount of each series of Notes that may be accepted for purchase will be determined in accordance with the Acceptance Priority Levels set forth in the table above and may be prorated as described in the Offer to Purchase. All Notes validly tendered and not validly withdrawn of a series with Acceptance Priority Level 1 up to the purchase sublimit of $1,500,000,000 set forth in the table above (the “Aggregate Maximum Purchase Sublimit”) will be accepted for purchase before any Notes of a series with Acceptance Priority Level 2 are accepted for purchase. Upon the terms and subject to the conditions of the tender offer, if the aggregate principal amount of all Notes with Acceptance Priority Level 1 validly tendered and not validly withdrawn exceeds the Aggregate Maximum Purchase Sublimit, such Notes will be accepted for purchase on a prorated basis as described in the Offer to Purchase, such that the aggregate principal amount of the Notes with Acceptance Priority Level 1 accepted in the tender offer equals the Aggregate Maximum Purchase Sublimit.

Upon the terms and subject to the conditions of the tender offer, Altria will accept for purchase Notes validly tendered and not validly withdrawn with Acceptance Priority Level 2 in an aggregate principal amount up to the Tender Cap remaining available for application to Acceptance Priority Level 2 Notes following the purchase of Acceptance Level Priority 1 Notes, provided that in no event will the aggregate principal amount of Acceptance Priority Level 1 Notes and Acceptance Priority Level 2 Notes purchased exceed the Tender Cap. If the aggregate principal amount of such Acceptance Priority Level 2 Notes validly tendered and not validly withdrawn exceeds the Tender Cap remaining available for application to Acceptance Priority Level 2 Notes following the purchase of Acceptance Level Priority 1 Notes, Altria will accept such Notes for purchase on a prorated basis as described in the Offer to Purchase, in an aggregate principal amount equal to the Tender Cap remaining available for application to Acceptance Priority Level 2 Notes following the purchase of Acceptance Level Priority 1 Notes. Subject to applicable law, Altria has the right to increase or decrease the Tender Cap and/or the Aggregate Maximum Purchase Sublimit at its discretion. Altria may increase or decrease the Tender Cap and/or the Aggregate Maximum Purchase Sublimit after the Withdrawal Deadline (as defined below) without extending the withdrawal rights.

The tender offer for the Notes will expire at 12:00 midnight, New York City time, on Monday, November 25, 2013, unless extended or earlier terminated (the “Expiration Date”) by Altria. Holders who wish to be eligible to receive the Total Consideration (as defined below), which includes an Early Tender Payment specified in the table above, must validly tender and not validly withdraw their Notes at any time at or prior to 5:00 p.m., New York City time, on Friday, November 8, 2013, unless extended or earlier terminated (the “Early Tender Deadline”) by Altria. Holders tendering their Notes after the Early Tender Deadline and at or prior to the Expiration Date will be eligible to receive only the tender offer consideration, namely the Total Consideration less the Early Tender Payment specified in the table above. Tendered Notes may be withdrawn at any time at or prior to 5:00 p.m., New York City time, on Friday, November 8, 2013, unless extended by Altria (as may be extended, the “Withdrawal Deadline”), but may not be withdrawn after the Withdrawal Deadline.

For Notes validly tendered and not validly withdrawn at or prior to the Early Tender Deadline and accepted for purchase, the applicable total consideration per $1,000 principal amount of each series of Notes (for each series, the “Total Consideration”) will be a price determined as described in the Offer to Purchase intended to result in a yield to maturity (calculated in accordance with standard market practice) equal to the sum of (i) the yield to maturity for the applicable United States Treasury (“UST”) Reference Security specified in the table above, calculated based on the bid-side price of such UST Reference Security as of 11:00 a.m., New York City time, on Tuesday, November 12, 2013 (being the first business day following the Early Tender Deadline), plus (ii) the applicable Fixed Spread specified in the table above. The Total Consideration includes the Early Tender Payment specified in the table above.

In addition, holders whose Notes are purchased in the tender offer will be paid accrued and unpaid interest on their purchased Notes from the applicable last interest payment date up to, but not including, the payment date for such purchased Notes.

The tender offer is subject to the satisfaction or waiver of certain conditions, as specified in the Offer to Purchase, including the issuance of the New Notes prior to the Expiration Date on terms and conditions satisfactory to Altria.

Note Issuance

Altria is also commencing an underwritten public offering of New Notes under its effective shelf registration statement on Form S-3 that was previously filed by Altria with the Securities and Exchange Commission (the “SEC”). Altria expects to use the net proceeds from the issuance of the New Notes to fund the purchase of the Notes accepted in the tender offer and for general corporate purposes.

Information Relating to the Tender Offer

Goldman, Sachs & Co., RBS Securities Inc. and Deutsche Bank Securities, Inc. are acting as the lead dealer managers for the tender offer. Investors with questions may contact Goldman, Sachs & Co. at (800) 828-3182 (toll-free) or (212) 902-6595 (collect) and RBS Securities Inc. at (877) 297-9832 (toll-free) or (203) 897-6145. Global Bondholder Services Corporation is the Information Agent and Depositary and can be contacted at the following numbers: banks and brokers can call (212) 430-3774 (collect), and all others can call (866) 470-4200 (toll-free).

This press release is neither an offer to sell nor a solicitation of offers to buy any securities. The tender offer is being made only pursuant to the Offer to Purchase and the related Letter of Transmittal. The tender offer is not being made to holders of Notes in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction. None of Altria, the Dealer Managers, the Depositary, the Information Agent or the trustee for the Notes makes any recommendation in connection with the tender offer. Please refer to the Offer to Purchase for a description of offer terms, conditions, disclaimers and other information applicable to the tender offer. The offering of the New Notes is being made only by means of a prospectus and related prospectus supplement, copies of which may be obtained, when available, by visiting the SEC’s website at www.sec.gov or by contacting Goldman, Sachs & Co. by mail at Prospectus Department, 200 West

Street, New York, NY, 10282, by telephone at (866) 471-2526, by facsimile at (212) 902-9316, or by email at prospectus-ny@ny.email.gs.com or by contacting RBS Securities Inc. by mail at 600 Washington Boulevard, Stamford, CT 06901, Attention: Syndicate, or by telephone at (866) 844-2071.

2013 Full-Year EPS Guidance

Altria expects to record a one-time pre-tax charge of approximately $1.1 billion, or $0.35 per share, against reported earnings in the fourth quarter of 2013, reflecting the estimated loss on early extinguishment of debt related to the tender offer (the “Estimated Charge”). The Estimated Charge assumes current market pricing and that $2.0 billion in Notes are tendered. The final pre-tax charge will vary to the extent that the pricing and amount of Notes tendered differ from Altria’s original assumptions.

Altria revises its guidance for 2013 full-year reported diluted EPS from a range of $2.57 to $2.62 to a range of $2.22 to $2.27, reflecting the Estimated Charge and the other special items detailed in Table 1 below.

Altria reaffirms its guidance for 2013 full-year adjusted diluted EPS, which excludes the special items shown in Table 1 below, to be in the range of $2.36 to $2.41, representing a growth rate of 7% to 9% from an adjusted diluted EPS base of $2.21 per share in 2012. Altria’s reaffirmation of the 2013 full-year adjusted diluted EPS guidance includes an increase in Altria’s 2013 full-year effective tax rate on operations that Altria expects to result from the tender offer, as discussed below.

The factors described in the Forward-Looking and Cautionary Statements section of this release represent continuing risks to this forecast. Reconciliations of full-year adjusted to reported diluted EPS are shown in Table 1 below.

Table 1 – Altria’s Full-Year Earnings Per Share Guidance Excluding Special Items
	Full Year
	2013 Guidance			2012	Change
Reported diluted EPS	$2.22	to	$2.27	$2.06	8%	to	10%
NPM Adjustment items [1]			(0.21)	-
Asset impairment, exit and implementation costs			-	0.01
SABMiller special items			0.01	(0.08)
PMCC leveraged lease benefit			-	(0.03)
Loss on early extinguishment of debt			0.35	0.28
Tax items [2]			(0.01)	(0.03)
Adjusted diluted EPS	$2.36	to	$2.41	$2.21	7%	to	9%

1Reflects the impact of Philip Morris USA Inc.’s (PM USA) settlement with certain states of the non-participating manufacturer adjustment (NPM Adjustment) disputes for 2003-2012 (NPM Adjustment Settlement) ($0.16) and the diligent enforcement rulings of the arbitration panel presiding over the NPM Adjustment dispute for 2003 (NPM Arbitration Panel Decision) ($0.05).

2Excludes the tax impact of the Philip Morris Capital Corporation (PMCC) leveraged lease benefit.

2013 Full-Year Tax Rate Guidance

Altria anticipates that its 2013 full-year effective tax rate on operations will increase by half of one percent to approximately 36.2% due to a reduction in certain consolidated tax benefits resulting from the tender offer. The factors described in the Forward-Looking and Cautionary Statements section of this release represent continuing risks to this forecast. Reconciliations of 2013 full-year effective tax rate on operations to reported effective tax rate are shown in Table 2 below.

Table 2 - Altria’s 2013 Tax Rates
Full Year 2013 Guidance
Reported effective tax rate	35.6%
Tax benefit from Mondelēz International, Inc. tax matters	0.2%
Other tax benefits primarily due to the reversal of tax accruals no longer required	0.4%
Effective tax rate on operations	36.2%

Dividend and Share Repurchase Program

Altria does not expect the tender for the Notes or the issuance of the New Notes to impact Altria’s dividend payout ratio target of approximately 80% of its adjusted diluted EPS or its current $1.0 billion share repurchase program. Future dividend payments and the share repurchase program remain subject to the discretion of Altria’s Board of Directors.

Altria’s Profile

Altria directly or indirectly owns 100% of each of PM USA, U.S. Smokeless Tobacco Company LLC (USSTC), John Middleton Co. (Middleton), Nu Mark LLC (Nu Mark), Ste. Michelle Wine Estates Ltd. (Ste. Michelle) and PMCC. Altria holds a continuing economic and voting interest in SABMiller plc (SABMiller).

The brand portfolios of Altria’s tobacco operating companies include Marlboro®, Black & Mild®, Copenhagen®, Skoal® and MarkTen™. Ste. Michelle produces and markets premium wines sold under various labels, including Chateau Ste. Michelle®, Columbia Crest®, 14 Hands® and Stag’s Leap Wine Cellars®, and it imports and markets Antinori®, Champagne Nicolas Feuillatte™ and Villa Maria Estate™ products in the United States. Trademarks and service marks related to Altria referenced in this release are the property of Altria or its subsidiaries or are used with permission. More information about Altria is available at altria.com.

Forward-Looking and Cautionary Statements

This press release contains projections of future results and other forward-looking statements that involve a number of risks and uncertainties and are made pursuant to the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995.

Important factors that may cause actual results and outcomes to differ materially from those contained in the projections and forward-looking statements included in this press release are described in Altria’s publicly filed reports, including its Annual Report on Form 10-K for the year ended December 31, 2012 and its Quarterly Report on Form 10-Q for the period ended September 30, 2013.

These factors include the following: Altria’s tobacco businesses (PM USA, USSTC, Middleton and Nu Mark) being subject to significant competition; changes in adult tobacco consumer preferences and demand for their products; fluctuations in raw material availability, quality and price; reliance on key facilities and suppliers; reliance on critical information systems, many of which are managed by third-party service providers; fluctuations in levels of customer inventories; the effects of global, national and local economic and market conditions; changes to income tax laws; federal, state and local legislative activity, including actual and potential federal and state excise tax increases; increasing marketing and regulatory restrictions; the effects of price increases related to excise tax increases and concluded tobacco litigation settlements on trade inventories, consumption rates and consumer preferences within price segments; health concerns relating to the use of tobacco products and exposure to environmental tobacco smoke; privately imposed smoking restrictions; and, from time to time, governmental investigations.

Furthermore, the results of Altria’s tobacco businesses are dependent upon their continued ability to promote brand equity successfully; to anticipate and respond to evolving adult consumer preferences; to develop, manufacture, market and distribute products that appeal to adult tobacco consumers (including, where appropriate, through arrangements with third parties); to improve productivity; and to protect or enhance margins through cost savings and price increases.

Altria and its tobacco businesses are also subject to federal, state and local government regulation, including broad-based regulation of PM USA and USSTC by the U.S. Food and Drug Administration. Altria and its subsidiaries continue to be subject to litigation, including risks associated with adverse jury and judicial determinations, courts reaching conclusions at variance with the companies’ understanding of applicable law, bonding requirements in the limited number of jurisdictions that do not limit the dollar amount of appeal bonds and certain challenges to bond cap statutes.

Altria cautions that the foregoing list of important factors is not complete and does not undertake to update any forward-looking statements that it may make except as required by applicable law. All subsequent written and oral forward-looking statements attributable to Altria or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements referenced above.

Source: Altria Group, Inc. Altria Client Services Investor Relations 804-484-8222	Altria Client Services Media Relations 804-484-8897